Exhibit 99.1

CREATIVE COMPUTER APPLICATIONS, INC.
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareholder of Creative Computer Applications, Inc., a California corporation, hereby appoints STEVEN M. BESBECK and JAMES R. HELMS, or either of them, the proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote for the undersigned all the Creative Computer Applications, Inc. Common Shares held of record on October 3, 2005, by the undersigned at the Annual Meeting of Shareholders to be held on November 11, 2005 or any adjournment or postponement thereof as follows on the reverse side of this proxy card:

(Continued and to be dated and signed on other side)

☒ Please mark your votes as in this example using dark ink only.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES AND EACH OF THE PROPOSALS LISTED BELOW.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

1.     To approve the Agreement and Plan of Reorganization the “merger agreement”), dated August 16, 2005 by and among StorCOMM, Inc. (“StorCOMM”), Creative Computer Applications, Inc. (“CCA”), and Xymed com, Inc. a Delaware corporation and wholly owned subsidiary of CCA, and the issuance and reservation for issuance of shares of CCA common stock to StorCOMM shareholders pursuant to the merger agreement.

	☐	☐	☐

2      To approve the issuance and reservation for issuance of upto 1,500,000 shares of CCA common stock and warrants to purchase up to 300,000 shares of CCA common stock in a private placement pursuant to the Common Stock and Warrant Purchase Agreement, dated August 6, 2005.

3      To approve the amendment in the Articles of incorporation to change the name of the Company from Creative Computer Applications, Inc. to Aspyra, Inc.

4.     To approve the 2005 Equity Incentive Plan.

					☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐

5. ELECTION OF DIRECTORS
				Nominees:	FOR		WITHHOLD
				Steven M. Basbeck, Lawrence S. Schmid, Robert S. Fogerson, Jr. Norman R. Cohen, Bradford G. Peters, C. Ian Sym-Smith	☐		☐

FOR ALL EXCEPT
				nominee(s):	FOR	AGAINST	ABSTAIN
				6. To ratify the appointment of BDO Seidman, LLP as CCA’s Independent Registered Public Accounting Firm for the fiscal ending December 31, 2005.	☐	☐	☐

				7. To adjourn the annual meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the proposals.	☐	☐	☐

	Date:		. 1997

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☐
Signature (title, if any)	Signature, if held jointly

Please sign exactly as your name or names appear on this Proxy, when shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such if the signer is a corporation please sign full corporate name by duly authorized officer, giving full title as such if signer is a partnership, please sign in partnership name by authorized person.